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                                                                      Exhibit 3b

                                     BY-LAWS
                             UNITED NATIONAL BANCORP

                                    ARTICLE I
                             MEETING OF SHAREHOLDERS


SECTION 1. ANNUAL MEETING. The annual meeting of the shareholders of United National Bancorp (the "Corporation") for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held at such time and place as determined by the Board of Directors of the Corporation (the "Board"), on the third Tuesday in April of each year or such other date as determined by the Board. Written notice of the time, place and purpose of such meeting shall be given at least ten (10) business days, and not more than sixty days, prior to the date of such meeting to each shareholder entitled to vote at such meeting, either by personal delivery to or by mailing such notice to each shareholder, postage prepaid, at that shareholder's address as it appears on the books of the Corporation.

SECTION 2. SPECIAL MEETINGS. Special meetings of the shareholders may be called for any purpose, at any time, by the chairman, president, or the majority of the Board. Special meetings of the shareholders shall be held at such time and place as determined by the chairman, president or the majority of the Board, and notice of the time, place and purpose of each special meeting shall be given in the same manner as herein provided for the annual meeting of the shareholders.

SECTION 3. QUORUM AND VOTING. At all shareholder meetings, shareholders owning a majority of the outstanding shares of capital stock of the





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Corporation eligible to vote at such meeting shall constitute a quorum, but less than a quorum shall have the power to recess the meeting. An annual or special meeting may be recessed to such time and place as shareholders holding a majority of the shares of capital stock present and eligible to vote at the meeting shall determine, and no further notice of a recessed meeting need be given. Unless otherwise required by law, these By-Laws or the Certificate of Incorporation of the Corporation, the vote of a majority of the votes cast at a meeting by the holders of shares entitled to vote thereon shall be the act of the shareholders.

A shareholder may vote at any meeting in person or by written proxy and a shareholder may also be represented at any meeting by such written proxy. Except as otherwise provided in the Certificate of Incorporation of the Corporation or as otherwise determined by the Board in the issuance of capital stock, each shareholder will be entitled to one vote for each share of capital stock held by him/her with respect to each matter submitted to the shareholders for action.

SECTION 4. RECORD DATE. The Board may fix in advance a date not more than 60 days (nor less than 20 business days) preceding the date of any meeting of shareholders or other corporate action or event to which it relates as a record date for the determination of the shareholders entitled to notice of any right to vote at any such meeting, or the shareholders entitled to the allotment or exercise of rights for such other action as the case may be. In such case, only shareholders of record on the date so fixed shall be entitled to notice of, and to




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vote at such meeting, or to be entitled to the allotment or exercise of such rights, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after any such record date fixed as aforesaid. If no such record date has been fixed by the Board, no share of stock which has been transferred within ten days prior to any election or meeting shall be voted at any election of Directors.

                                   ARTICLE II
                             THE BOARD OF DIRECTORS


SECTION 1. NUMBER AND FUNCTION. The property, affairs and business of the Corporation shall be managed by the Board. The number of directors, which shall constitute the entire Board, shall not be less than five (5) nor more than twenty-five (25) and the exact number of directors shall be fixed within said limits from time to time by resolution of the Board adopted by the affirmative vote of at least two-thirds of the entire Board. The total number of directors may not be increased by more than two (2) from the number determined by the Board in connection with the last annual election of directors. The Board of Directors shall be divided in three classes as nearly equal in number as may be, and designated as Class A, Class B, and Class C. The term of Office of each class shall be as follows: a) For Class A, one year from the first election of Class A, and then for renewal terms of three years each; b) for Class B, two years from the first election of Class B, and then for renewal terms of three years each; c) for Class C, three years from the first election of Class C, and for renewal terms of three years each, so that the term of office of one class shall expire each year. At




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each annual meeting of directors subsequent to the initial adoption of this
By-Law provision, the successors to the class of directors whose terms shall then expire will be elected to hold office for a three-year term and until their successors shall have been elected and qualify, except as herein otherwise provided. No person who has attained the age of 72 shall be nominated for election as a Director.

SECTION 2. VACANCIES AND NEWLY CREATED DIRECTORSHIPS. The directors remaining in office, acting by at least a two-thirds affirmative vote, may fill any vacancies or newly created directorships in the Board, however occurring. All appointments will assume the class in which the vacancy occurs. Any director so chosen shall hold office until the next election of the class for which such director shall have been chosen and until a successor shall have been elected and qualified or until earlier resignation, removal from office, retirement, death or incapacity. No individual shall be eligible for election or re-election as a director of this Corporation if he or she has been found to be in violation of any criminal (other than traffic, petty or misdemeanor offenses) or banking statute, regulation, rule or directive of the United States, the State of New Jersey, or any State of the United States, or any agency, administrative body or judicial tribunal thereof, or is, or has been subject to, any cease and desist or similar order issued by any federal or state agency having jurisdiction over banking or financial service institutions.

SECTION 3. ATTENDANCE BY DIRECTORS. In the event a director fails to attend at least seventy-five percent (75%) of all meetings combined of the board



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of this corporation and of the board of any affiliate or subsidiary of this corporation of which such individual is also a director and of any committee of any such board in any fiscal year, such absenteeism shall constitute cause for removal and such director may be removed from his or her position as a director upon the vote of a majority of all the remaining directors. In the event of any such removal, the vacancy caused thereby may also be filled by a vote of a majority of the remaining directors.

SECTION 4. PLACE OF MEETING. The Board may hold its meeting at such place or places within or without the State of New Jersey as it may, from time to time, determine.

SECTION 5. QUORUM AND VOTING. The presence at any meeting of a majority of the entire Board shall constitute a quorum for the transaction of business. All questions coming before the Board shall be determined by a majority vote of the members present, except as otherwise provided in these By-Laws or in the Certificate of Incorporation or applicable law.

SECTION 6. REGULAR MEETINGS. A regular meeting of the Board shall be held immediately following the adjournment of each annual meeting of shareholders. Other meetings of the Board may be held at such place and at such times as may, from time to time, be fixed by it.

SECTION 7. SPECIAL MEETINGS. Special meetings of the Board shall be held whenever called by the chairman, president, or by the secretary at the request of a majority of the entire Board.



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SECTION 8. NOTICE OF MEETINGS. Subject to waiver, written notice of the time and place of each meeting of the Board shall be given to each director at least three days prior to the date of each regular meeting or one day prior to each special meeting. Notice of all meetings shall be given by personal delivery or by first-class mail addressed to each director, postage prepaid, at his/her residence or usual place of business, or, in the case of special meetings, by any practicable method.

SECTION 9. CONSENT OF DIRECTORS IN LIEU OF MEETING. Any action required or permitted to be taken at any meeting of directors, or any Committee of the Board, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken shall be signed in person by all members of the Board, or such Committee, as the case may be.

SECTION 10. COMPENSATION. Members of the Board shall be entitled to receive compensation for their services as the Board shall, from time to time, prescribe.

SECTION 11.  COMMITTEES.

A. The Board of Directors by resolution adopted by a majority of the entire Board may appoint an Audit Committee, Bylaws Committee, Committee on Director-Officer Nominations/Compensation, Committee for the Administration of the Equity Plans, Executive Committee, and Strategic Planning Committee, and one or more other Committees, each of which (with the exception of the Audit Committee and the Committee for the Administration of the Equity Plans)



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will consist of five members who are members of the Board. The Committee for the
Administration of the Equity Plans shall consist of those members of the Compensation Committee of the Board who are "Non-employee Directors" as the term is defined in Rule 16b-3 promulgated under the Securities and Exchange Act, provided that if there are less than two members of the Compensation Committee of the Board who so qualify, the Board shall appoint from among its members who do so qualify one or more additional members of the Committee so that at all times the Committee shall have at least two such members. The Board shall select one of its members to act as the Chairman of the Committee, and the Committee shall make such rules and regulations for its operation as it deems appropriate. A majority of the Committee shall constitute a quorum, and the act of a majority of the members of the Committee present at a meeting at which a quorum is present shall be the act of the Committee. Except as otherwise provided, each Committee shall consist of three outside directors as herein defined, and the Chairman of the Board (herein called COB) and one other director who may be an inside director or an outside director. Each member shall be entitled to one vote (except that, if the other director is an inside director, the COB and that inside director shall collectively have only one vote which shall not be counted in the event of a tie, or if they cannot agree). In the absence of one, the other attending may vote.

B. To the extent provided in such resolution or in the By-Laws or Certificate of Incorporation, each such Committee shall have and may exercise all of the authority of the Board, except that no such Committee shall a) make, alter or


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repeal any By-Laws of the Corporation: b) appoint any director, or remove any officer or director; c) submit to shareholders any action that requires shareholders approval, or d) amend or repeal any resolution theretofore adopted by the Board. All Committees, except the Executive Committee, are authorized only to make recommendations to the Board, unless specifically empowered by resolution of the Board or Executive Committee to accomplish a particular non-discretionary task.

C. Definition of Outside and Inside Directors: a) An Outside Director is one who has no financial relationship with the Corporation other than his/her services as a director, or as an ordinary customer, or as a shareholder owning or controlling less than 5% of the outstanding shares of the common stock of the Corporation; b) an Inside Director is one who is an employee of the Corporation or subsidiary, is a retired employee of the Corporation or subsidiary, is a supplier of business or professional services to the Corporation or subsidiary, is serving as a director and was formerly an employee of an acquired entity, or owns or controls 5% or more of the outstanding shares of common stock of the Corporation. Except as may be otherwise provided by applicable law or regulation, a retired employee serving on the Board of Directors will be considered an inside director for the first two years following his or her retirement. After this two year or other period established by law or regulation, such director will be considered an outside director.

D. The Board Alone is Empowered to: a) fill any vacancy on any such Committee;
b) appoint one or more directors to serve as alternate members of




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any such Committee, to act in the absence or disability of members of any such
Committee with all the powers of such absent or disabled members; c) abolish any such Committee at its pleasure; and d) remove any director from membership on such Committee at any time, with or without cause.

E. Committee Action Must be Reported to the Board by written report. Actions and recommendations taken at a meeting of any such Committee shall be reported to the Board by a written report at its next meeting following such Committee meeting; except that, when the meeting of the Board is held within two days after the Committee meeting, such report shall, if not made at the first meeting, be made to the Board at its second meeting following such Committee meeting.

SECTION 12. EXECUTIVE COMMITTEE. The Board shall annually appoint, from its members, an Executive Committee. Between meetings of the Board, it shall exercise all of the powers of the Board with respect to the affairs of the Corporation, except those powers which are specifically denied to the Committee or reserved to at least a majority of the entire Board by the New Jersey Business Corporation Law, these By-Laws or the Certificate of Incorporation.

SECTION 13.
COMMITTEE ON DIRECTOR-OFFICER NOMINATIONS/COMPENSATION.
The Board shall annually appoint from among its members a Committee on Director-Officer Nominations/Compensation which shall consist of four outside members and one other who is not the CEO.


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This Committee shall be charged with the following responsibilities: a) to investigate and recommend candidates for the directorships for determination by the full Board of the formal slate to be presented to the shareholders for election; b) to investigate and recommend candidates for Board Committees and directorships, and officerships to fill vacancies occurring between shareholders meetings; c) to investigate and recommend candidates for additional directorships (not exceeding two in number) between shareholders meetings held for the election of directors; d) to investigate and recommend candidates to the Board for election and re-election to directorships for any corporation or association which is a subsidiary of this Holding Corporation. On renomination of directors, criteria such as the attendance at Board meetings and participation on committees and Board meetings shall be considered; e) fixing of officers' salaries, financial incentives (if any), and such perquisites as may be deemed appropriate, subject to the approval of the full Board of Directors.

SECTION 14. AUDIT COMMITTEE. The Board shall annually appoint from among its members an Audit Committee which shall consist of four outside directors (as defined by the rules of the Securities and Exchange Commission (the "SEC")) who shall not be currently serving on the Directors Trust Committee of UnitedTrust Bank. It shall a) monitor compliance with Board policies and applicable laws and regulations; b) work with auditors of subsidiary, both internal and external, to ensure comprehensive audit coverage; c) meet with the auditors and examiners of subsidiary, with or without management at its discretion, to receive reports and findings; d) supervise the audit function and evaluate



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performances; e) monitor management's effort to correct deficiencies discovered in an audit or a supervisory examination, and f) perform such other functions as may be required by rule of law or regulation of Audit Committees of publicly held companies including but not limited to, rules or regulations of the SEC and any securities exchange having jurisdiction.

SECTION 15. Committee for the Administration of the Equity Plans. The Committee shall have exclusive power to:

A. Designate, from time to time, the Board and officers of the Corporation, to whom stock options or Restricted Stock will be granted; B. Designate the time or times when Stock Options or Restricted Stock will be granted; C. Determine the number of Shares of Common Stock subject to issuance pursuant to any Stock Option or Restricted Stock award, and all of the terms, conditions, restriction limitations, if any, of an award of Stock Options or Restricted Stock, including the time and conditions of exercise or vesting; D. Accelerate the vesting of any Stock Options or Restricted Stock or exercise of any Stock Options when such actions would be in the best interests of the Corporation; E. Interpret the Plans, prescribe, amend, and rescind any rules and regulations necessary or appropriate for the administration of the Plans or either of them; and F. Make such other determinations and take such other action as it deems necessary or advisable in connection with the foregoing. The Committee shall have full authority and responsibility to administer the Plans, including authority to interpret and construe any provision of the Plans or either of them, and the terms of any Stock Options or Restricted Stock issued under it and to adopt such




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rules and regulations for administering each of the Plans as it may deem necessary. Except as provided below, any interpretation, determination, or other action made or taken by the Committee shall be final, binding, and conclusive on all interested parties, including the Corporation and all Participants.

SECTION 16. STRATEGIC PLANNING COMMITTEE. It shall develop a Strategic Plan that contains a statement of the Board's vision of the Corporation's future. Said plan shall be assessed periodically to take into account new opportunities or unanticipated external developments. It shall consider whether or not the Corporation's capital and other resources are adequate to achieve its goals and whether management has realistically assessed staff expertise and systems adequately. It shall stay apprised of the current status of staffing and succession. It shall provide for major operational contingencies such as the loss of physical plants or automated systems caused by fire, flood, or other disasters.

SECTION 17.  BYLAWS COMMITTEE.
The Bylaws Committee shall be appointed annually and shall be comprised of five directors including the COB, three outside directors and one other. The purpose of this Committee is to review and consider from time to time necessary changes to the Bylaws resulting from changes in applicable law, regulations or guidelines or the circumstances of the Corporation as well as to review any questions of interpretation regarding the Bylaws.

SECTION 18. OTHER COMMITTEES. Subject to Article II, Section 10, the Board, by resolution passed by the majority of the members in attendance, making a quorum, may designate members to constitute one or more other



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committees which shall, in each case, consist of not less than three directors chosen from at least two of the three classes of directors and shall have and may have and may exercise such powers as the Board of Directors may, by resolution, determine and specify in the resolution appointing them.

                                   ARTICLE III

                                    OFFICERS

SECTION 1. DESIGNATION. The officers of the Corporation may include a president, one or more executive vice presidents, senior vice presidents, vice presidents, and assistant vice presidents, a secretary, a treasurer and such additional officers, including a chairman, as the Board may from time to time deem advisable.

SECTION 2. TERM OF OFFICE. The officers shall be elected by a majority vote of the Board annually at the first regular meeting after the annual meeting of shareholders, and they shall hold office until their respective successors are elected and qualify or until their death, resignation, retirement or removal.

SECTION 3. CHIEF EXECUTIVE OFFICER AND THE PRESIDENT. The chairman, or if none, the president, shall be the chief executive officer of the Corporation and shall preside at all meetings of the Board and of the shareholders. The chief executive officer shall have general supervision of the affairs of the Corporation.

SECTION 4. THE PRESIDENT AND VICE PRESIDENTS. The president and each executive vice president, senior vice president and vice president shall



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perform such duties and have such authority as, from time to time, may be delegated by the chief executive officer and the Board. The Board shall determine the order of succession to the duties of the chief executive officer. In the absence of such a determination, and in the event of death, inability, or a refusal to act, of the chief executive officer, the president or, if none, the executive vice president or, if none, the senior vice president, or, if none, the vice presidents of the Corporation shall, in order of their election, perform the duties and be vested with the authority of the chief executive officer.

SECTION 5. SECRETARY. The secretary shall cause notices of all meetings to be served as prescribed in these By-Laws; shall keep the minutes of all meetings of the shareholders, and the Board, and all Committees of the Board, shall have charge of the seal of the Corporation and the corporate records, and shall be responsible for the transfer and registration of the capital stock of the Corporation. The secretary, or any assistant secretary may attest the execution of contracts and other instruments signed in the conduct of its business and may affix the corporate seal thereto. The secretary shall perform such other duties and have such other authority as may, from time to time, be delegated by the president or by the Board.

SECTION 6. TREASURER. The Treasurer shall have the custody of the funds and securities of the Corporation and shall keep or cause to be kept regular books of account for the Corporation. The treasurer shall account to the president and the Board, whenever they may require, concerning all transactions as treasurer and concerning the financial condition of the Corporation.



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SECTION 7. REMOVAL OR SUSPENSION. Any officer may be removed or suspended, with or without cause.

SECTION 8. VACANCIES. A vacancy for any reason in any office may be filled at any time upon recommendation of the Nominating Committee and election by the full Board.

                                   ARTICLE IV

                            SHARES AND THEIR TRANSFER

SECTION 1. CERTIFICATES. The certificates representing shares of capital stock of the Corporation shall be in such form as required by the New Jersey Business Corporation Act.

SECTION 2. REGULATIONS. The Board may make such regulations concerning the issue, transfer and resignation of certificates for capital stock of the Corporation as it may deem desirable. The person in whose name shares of capital stock stand on the stock ledger of the Corporation shall be deemed the owner thereof for all corporate purposes.

SECTION 3. LOST, STOLEN AND DESTROYED CERTIFICATES. In the event of the loss or destruction of certificates, new certificates shall be issued to take the place thereof upon receipt by the Corporation of such bond of indemnity, or under such regulations as shall be prescribed by the Board.

                                    ARTICLE V

                 CONTRACTS, CHECKS, DRAFTS, BANK ACCOUNTS, ETC.

SECTION 1. EXECUTION OF DOCUMENTS. Except as otherwise specifically designated by the Board, the Corporation may execute and deliver deeds,




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contracts, mortgages, bonds, debentures, checks, drafts and other orders for the payment of money, and other documents, by any one officer after written approval of another officer.

SECTION 2. PROXIES IN RESPECT OF SECURITIES OF OTHER CORPORATIONS. Any one of the chairman, chief executive officer, president, executive vice president, or other officer designated by the Board, shall have authority to exercise, in the name and on behalf of the Corporation, the powers and rights, which the Corporation may have as the holder of securities or to appoint agents or an agent to exercise those powers and rights; such designated officers may instruct the person or persons so appointed as to the manner of exercising such powers and rights; and such designated officers may execute or cause to be executed in the name and on behalf of the Corporation and under its corporate seal, or otherwise, such written proxies, powers of attorney or other instruments as they may deem necessary or proper in order that the Corporation may exercise its said powers and rights.

                                   ARTICLE VI

                                BOOKS AND RECORDS

The books and records of the Corporation may be kept at such place or places within or without the State of New Jersey as the Board may, from time to time, determine.


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                                   ARTICLE VII

                                 CORPORATE SEAL

The Corporate Seal shall have inscribed thereon the name of the Corporation, the year of its incorporation and the words, "Incorporated New Jersey". The Seal may be used by causing it or a facsimile thereof to be impressed or reproduced on a document or instrument, or affixed thereto.

                                  ARTICLE VIII

                                   FISCAL YEAR

The fiscal year of the Corporation shall be as selected by the Board, from time to time.

                                   ARTICLE IX

                                   AMENDMENTS

SECTION 1. AMENDMENTS BY THE BOARD OF DIRECTORS. These By-Laws may be altered or amended by an affirmative vote of at least two-thirds of the Board at any regular or special meeting, provided that notice of the intended alteration or amendment be included in the notice of the meeting given to the directors pursuant to these By-Laws not less than ten (10) days prior to the meeting.

SECTION 2. AMENDMENTS BY THE STOCKHOLDERS. By-Laws adopted or amended by the Board shall be subject to repeal or alteration by shareholders.



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                                    ARTICLE X

                                ACTION BY CONSENT

Any action required or permitted to be taken pursuant to authorization voted at a meeting of the Board or any Committee thereof, may be taken without a meeting if, prior or subsequent to the action, all members of the Board or of such Committee, as the case may be, consent thereto in writing and the written consents are filed with the minutes of the proceedings of the Board or Committee. Such consent shall have the same effect as a unanimous vote of the Board or Committee for all purposes, and may be stated as a unanimous vote in any certificate or other document filed with the Secretary of State.

                                       XI

                                 INDEMNIFICATION

The Corporation may indemnify any director, officer, employee or agent of the Corporation to the full extent permitted by law.




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